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                                                                      EXHIBIT 5

                               NORMAN T. REYNOLDS
                                 Attorney At Law
                             Post Office Box 131326
                            Houston, Texas 77219-1326
                            Telephone: (713) 621-1971
                           Telecopier: (713) 621-0230
                        E Mail: ntreynolds@compuserve.com

                                 August 5, 1999

Daugherty Resources, Inc.
120 Prosperous Place
Suite 201
Lexington, Kentucky 40509

         Re: Form S-8 Registration Statement; Commission File No. 0-12185

Gentlemen:

         I have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of 7,170 shares of its common stock, without par value per share, and the resale of 135,000 shares of the common stock, without par value per share, upon the exercise of options (collectively, the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, I have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Norman T. Reynolds
                                                    --------------------------
                                                    Norman T. Reynolds